Exhibit 10.90

JOINT OIL AND GAS OPERATING AGREEMENT  (JOA)

Operator: James E. Blumthal	Non-Operator: EOS GLOBAL PETRO, INC
5074 N. IL 130, P.O. Box 419	1999 Avenue of the Stars, Suite 2520
Olney, IL 62450	Los Angeles, CA 90067

Property Reference: WORKS UNIT; Parts of Frac Sections 18 & 19, T2S-R11E, Edwards County, Illinois
Wells & Lease Description indentified on Exhibit “A”

THIS AGREEMENT, made and entered into this 10th day of  July, 2014 between James E. Blumthal. whose address is 5074 N. IL 130, P. O. Box 419, Olney, IL 62450, herein referred to as “Operator”, and the undersigned owner (s), whose address is set forth below, herein referred to as “Non-Operator”:

WHEREAS, Operator is willing to perform certain services on the oil and gas leasehold estate (s), together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used in connection therewith, set forth on Exhibit “A”, attached hereto and incorporated herein by reference, and Non-Operator, who owns an undivided 100% working interest in said oil and gas leasehold estate (s), as specifically set  forth in Exhibit “A”, desires to have the Operator perform said services on the terms and conditions set forth herein:

NOW, THEREFORE, the parties hereto agree as follows:

1.  DESIGNATION OF OPERATOR:  Non-Operator hereby designates Operator, subject to the terms and conditions hereof, as Operator for oil and/or gas production, (whether primary or secondary) with full control and management of all operations on the leasehold property described herein, hereby granting to Operator full power and authority to do and perform such acts and act in reference to said leasehold property as hereinafter set forth:

A.  OPERATION OF WELL (S).  To manage the affairs of the lease (s) and to properly keep the well (s) in operation in a good and workmanlike manner as would a prudent Operator under the same or similar circumstances, but it shall have no liability as Operator to Non-Operator  for losses sustained or liabilities incurred, except as may result from gross negligence or willful misconduct.  Operator may subcontract all or any portion of said operations.  Each fractional working interest owner, including Operator (in the event  Operator owns a working interest in the Oil and Gas Leasehold Estate (s) described in Exhibit “A”) shall pay its prorate share of operation expenses.  Operator  for its expense in operating and supervision, for maintaining an office and accounting to the interest holders shall be entitled to a monthly fee of $250.00 to pay for such overhead expense.  This will be the charge for the all active wells  in the said unit.   Operator has a right to increase such charges proportional to industry rate increases.

B.  To pay and do the following items constituting operating expenses, which listing is not intended to be all inclusive:

(1)           The cost of all abstracts of title, title examination and curative work, including any costs in connection with prop of title to the purchaser of oil produced from the well(s) located on the Oil and Gas Leases described in Exhibit “A”, attached hereto.

(2)           All costs and expenses of handling, investigating and settling litigation or claims arising by Reason of operations as may be necessary to protect or recover the lease (s) or the equipment thereon, including, but not limited to, attorney’s fees, court costs and amounts paid in settlement or satisfaction of any such litigation or claims.

(3)           The cost of all labor, services, materials, equipment and supplies furnished by Operator or paid for by Operator, which is, in the opinion of Operator, necessary for the efficient operation of the well(s) covered by this Agreement, provided that the charges therefore are in accordance with industry standards prevailing in the Tri-State Basin comprised of Illinois, Indiana, and Kentucky.

(4)           The pumper’s charge for the daily inspection of the well(s), which charges now total $____ Per well for each month plus applicable insurance and withholding charges.

(5)           All taxes paid for the benefit of the parties hereto including ad valorem, property, grossproduction, or any other taxes of every kind and nature assessed or levied upon or in connection with the well(s) the operation thereof, or the production there-from.

(6)           Premiums paid for bonds carried with the State of Illinois and for insurance carried on the lease(s) and the well(s), including Workmen’s Compensation, general liability and property damage coverage on equipment and personal property.  Operator is authorized to use its discretion in selecting insurance companies and the nature and amount of any insurance.  Operator may attempt to secure insurance protecting insurable equipment against loss by fire and other extended hazards, but does not and cannot guarantee the insurability of the same.  In the event of loss, either partial or total of any equipment by reason of fire, theft, vandalism or other hazards, Operator shall not be responsible for the value of such property, except to the extent of the insurance proceeds, if any, which may be received as a result of the loss.

(7)           The cost of disposing of any salt water including hauling, transporting or disposing of salt water through salt water injection wells.

(8)           In the event Operator is required to pay for rights of way and easements for access to the leasehold premises or for rental of tank battery sites, or if required, surface rental or other payments to the owner of the surface, these charges shall constitute costs and expenses arising out of operation and maintenance.

(9)           Operator shall communicate to Non-Operator all bona fide offers to purchase the wells covered by this agreement.

(10)   Notwithstanding any contrary provision in this paragraph, Operator shall not, without the prior written consent of Non-Operator,  deepen any well or plug it back, or undertake any single nature, in which case Operator, may take such action an incur expenses as are necessary in Operator’s judgment to safeguard life and property. For expenses made in connection with an emergency, Operator shall, as promptly as practical, report to Non-Operator the nature of the emergency, the action taken and the expenses incurred.

(11)           Any maintenance, repair or other single project, for which the Non-Operators are responsible Pursuant to this paragraph I, which single project requires an expenditure by the Operator in excess of $25,000.00 will be charged to the Non-Operators at the cost plus a three percent(3%) supervision fee.

(12)           The proportionate share of Non-Operator for the operational expenditures as provided for herein shall immediately constitute a debt due and owing to Operator, which Non-Operator hereby agrees to pay promptly each month.  Operator shall bill Non-Operator on or before the last day of each month for the Non-Operators proportionate share of such costs and expenditures during the preceding calendar month.  Itemized statements shall accompany such bills, which shall be  due and payable upon receipt.  Operator shall have the right to require Non-Operator to pay in advance Non-Operator’s share of the estimated amount of extraordinary expenses by submitting to Non-Operator a written request for such advance payment, accompanied by an itemized estimate of the same.  Payment of such written request for advance payment shall be upon the same terms as payments for any other billing.  If the amount so paid in advance by Non-Operator should be greater or less than Non-Operator’s share of the actual amount of any such extraordinary expense, when determined, Non-Operator shall be credited with the excess or charged with the deficiency, as the case may be, to the end that Non-Operator shall pay his proportionate share of the actual expenses as herein set forth.

(13)           In the event Operator shall ever be required to bring legal proceedings in order to collect any sums used from any Non-Operator under this Agreement, then Operator shall also be entitled to recover all court costs, costs of collection, and a reasonable attorney’s fee(s) which the lien provided for herein shall also secure.

(14)   The undersigned hereby ratify and confirm their agreement to certain Authorizations for Expenditures previously agreed to and acknowledge that the cost to drill, test, complete and equip the well described on Exhibit “A” shall be the actual costs thereof plus  a $2,000 Drilling Supervision Fee and subsequent $2,000 Completion Supervision Fee (If completed).

II.           FAILURE TO PAY OPERATING EXPENSES.  In the event Non-Operator fails to pay any cost due Operator under the terms of this Agreement within thirty (30) days from date of the Operator’s statement therefore, the unpaid sum shall bear interest at the rate of 12% per annum.  Non-Operator grants to Operator a security interest and a lien upon Non-Operator ownership and interest in all the Oil and Gas Leases which are the subject of this Agreement, all wells situated thereon, and the oil and gas produced there from, the proceeds of such oil and gas, and all equipment, fixtures, and personal property situated thereon, to secure the payment of Non-Operator’s share of costs and operating expenses as herein defined, together with interest thereon.  To the extent that Operator has a security interest under Uniform Commercial code of the State of Illinois, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code.  The bringing of a suit and the obtaining of Judgment by Operator for the secured indebtedness will not be deemed an election of remedies or otherwise affect the lien rights or security interest granted herein as security for the payment thereon.  Any party, to the extent it deems necessary to perfect the lien and security interest provided herein, may file this Operating Agreement as a lien or mortgage in the applicable real estate records and as financing statement with the proper officer under the Uniform Commercial Code.  Further, and not in limitation of the foregoing, each party hereby grants to Operator full right, power and authority to execute in each party’s name and on its behalf any financing statement which Operator deems necessary in order to perfect the security interest hereby granted under the applicable Uniform Commercial Code.

In addition, upon default by Non-Operator in the payment of his share of the expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of Non-Operator’s share of the oil and gas until the amount owed by such Non-Operator, plus interest, has been paid.  Each purchaser shall be entitled to rely upon Operator’s written statement concerning the amount of any default.

III.           INSPECTION OF WELL(S) AND ACCESS TO RECORDS.  Non-Operator shall have access to the lease(s) at all reasonable times, at his sole risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operations thereof, including Operator’s books and records relating thereto.  Operator, upon request, shall furnish Non-Operator with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, daily gauge and run tickets, and shall make available samples of any cores or cutting taken from any well drilled upon the lease.  Operator shall be entitled to charge a reasonable fee for the reproduction of material requested by the Non-Operator.

IV.           LIABILITY OF PARTIES.  The liability of the parties shall be several and not joint or collective.  None of the rights, duties, or obligations of the parties hereto or terms hereof shall be construed as creating a joint venture, a partnership, or any legal entity whereby one is responsible individually for the debts, liabilities or charges incurred in connection with the drilling, completion, operation or abandonment of such leasehold property, but rather each party hereunder is a tenant in common, and as such, is liable only for his, her, or their proportionate charges in connection with the operation or abandonment6 of such leasehold property.

V.           INTERNAL REVENUE CODE ELECTION.  Furthermore, Operator and Non-Operator each elect to be excluded from the operation of Chapter 1, Sub-Title “A”, Sub-Chapter “K” of the Internal Revenue Code of 1954 or any subsequent ruling of similar intent, insofar as such Sub-Chapter or any portion thereof  may be applicable to Operator or Non-Operator in respect to operations covered by this Agreement.  Operator is hereby authorized and directed to execute for and on behalf of Non-Operator any additional evidence of said election that may be required to comply with Sub-Chapter “K” and, should these regulations require both Operator and No-Operator to execute additional evidence, each party agrees to execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election.

VI.           RESIGNATION AND REMOVAL OF OPERATOR.  Operator may resign at any time by giving written notice thereof to Non-Operator.  If Operator terminates its legal existence, (a change of a corporate name or structure of Operator shall not be deemed a termination of legal existence) or is no longer capable of serving as Operator, it shall cease to be Operator without any action by Non-Operator, except the selection of a successor.  Operator may be removed by the affirmative vote of one (1) or more Non-Operators owning a majority interest in the wells subject to this Agreement, or if Non-Operator becomes insolvent, bankrupt, or is placed in receivership, by the affirmative vote of those Non-Operators owning a majority interest based on ownership.  Such resignation or removal will not become effective until 7:00 o’clock a.m. on the first day of the calendar month following the giving of Notice of resignation by Operator of action by Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date.  Notwithstanding anything in this Agreement to the contrary, Operator may not transfer or assign its rights of operation without the written consent of Non-Operator in the leasehold estates described in Exhibit “A”.

VII.           ABANDONMENT OF WELL(S).  At such time as any well(s) subject to the terms and conditions hereof, in the opinion of Operator becomes uneconomical to operate, Operator shall contact Non-Operator and advise of same.  Operator shall receive the written consent of a Majority of Non-Operator’s, to include the interest of Operator, if any, based on ownership, to plug and abandon such well(s) and salvage the equipment there-from, said salvage to be sold at prevailing market prices in that locality, and after deduction of all final expenses and salvage costs, the proceeds are to be distributed to Non-Operators as their interest(s) appear of record.  In the event a majority of Non-Operators will not consent to plug and abandon any well(s) for which they have received notice from Operator, and the well(s) is covered by the bond of Operator, then Non-Operators, within sixty (60) days from the date of receipt of notice from Operator, shall obtain bond coverage for the well(s) and assume operations thereof.  If bond coverage I not furnished to Operator within said sixty(60) day period, Operator shall be entitled to plug said well(s) without consent of Non-Operators.

VIII.           SERVICE OF WRITTEN NOTICE.   Any notice required to be given pursuant to this Agreement may be delivered by first class mail to the parties mailing address appearing on this instrument.  Any notice mailed shall be deemed to have been received three (3) days after the date of mailing, or if no mail is delivered on that date, on the next day following on which mail is delivered.  The parties to this Agreement have the responsibility of notifying each other of any change in address.

IX.           ASSIGNMENT BY NON-OPERATOR AND BINDING EFFECT.   Any Assignment of the interest in the lease(s) shall be made specifically subject to terms and conditions of this Agreement.  Assignments of interest by Non-Operator shall not relieve him from previously incurred expenses on said leasehold estates and shall not be binding upon Operator until it has received a certified copy of the recorded Assignment.

X.           MODIFICATION OF AGREEMENT, COUNTERPARTS, GOVERNING LAW AND SECTION HEADING.  No change, modification or alteration of this Agreement shall be valid unless it is in writing and signed by the parties hereto.  No course of action or dealing between the parties shall be construed to alter the terms hereof.  If this Agreement (or any agreement, assignment or contract connected to this Agreement by reference) is executed in counterparts, any executed copy thereof shall be deemed an original for any and all purposes.  This Agreement shall be subject to all valid and applicable State and Federal laws, rules, regulations and orders and the operations conducted hereunder shall be performed in accordance with such rules and regulations and orders.  In the event this Agreement or any provision hereof is (or operations contemplated hereby are) found to be inconsistent with or contrary to any such laws, rules, regulations or order, the latter shall be deemed to control and this Agreement shall be regarded as modified to conform, and as so modified, it shall continue in full force and effect.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.  The caption, section and sub-section headings used herein are for convenience only and shall not be deemed to be a part of this Agreement, and shall have no independent significance.

XI.           MISCELLANEOUS.  In the development and operation of said premises, it is understood that no liability shall attach to Non-Operator except for his share of the expenditures in conformity with the terms of this Agreement and this Agreement is subject to the terms and conditions of the original Oil and Gas Lease (s) and all Assignments thereof.  The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, devises and successors and assigns; and said terms and covenants shall be covenants running with the land and leasehold estate(s) covered, and with each transfer or assignment of said land or leasehold estate(s).

XII.           ELECTION TO TAKE IN KIND.   Notwithstanding anything herein to the contrary, Non-Operator shall have the right to receive in kind and to separately dispose of his proportionate share of the production from the premises.  Any expense incurred by delivery in kind of his proportionate part of the production to Non-Operator shall be borne by Non-Operator.

XIII.           OPERATOR TO KEEP PROPERTY FREE OF LIENS.    Operator shall at all times keep the interest of Operator (in the event Operator owns an interest in the Oil and Gas Leasehold Estate(s) described in Exhibit “A”, and Non-Operator in and to the lease(s) and equipment thereon, free and clear of all laborer’s, mechanic’s, and material men’s liens.

XIV.           CONDUCT OF OPERATIONS BY OPERATOR.  Operator shall conduct all operations hereunder with reasonable diligence and ordinary care; but Operator shall not be liable for any results of any error in judgment or for the loss of or damage to any property not resulting from willful misconduct of any officer, employee or agent of Operator.

XV.           RIGHT OF OPERATOR TO USE OWN EQUIPMENT.  It is agreed that Operator or its subcontractors shall have the right to use its own equipment in the drilling, completion, equipping, and operating and re-working of any well operated pursuant to the terms and conditions of this Agreement, and shall be entitled to charge for said equipment, labor, and/or materials at competitive field rates.

XVI.           ARBITRATION.  As a condition precedent to any right of action hereunder, any dispute between Operator and Non-Operator arising out of the interpretation, performance or breach of this Agreement, including disputes as to its validity, construction or enforceability, shall be submitted for decision to a panel of three (3) arbitrators for arbitration.  The arbitration shall be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association and will be considered binding on both Operator and Non-Operator.  Notice requesting arbitration shall be in writing and sent by certified or registered mail, return receipt requested.  One arbitrator shall be chosen by Operator.  The second arbitrator shall be chosen by the Non-Operator.  The two arbitrators so chosen shall, prior to hearing, choose an impartial third arbitrator who shall preside at the Hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) day notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, then each arbitrator will nominate three individuals, of whom the other arbitrator will decline two and the final decision as to the third arbitrator will be made by drawing lots.

All arbitrators shall not have personal or financial interest in the results of the arbitration.  Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.  The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of evidence or procedure.

Unless the panel agrees otherwise, arbitration shall take place in Richland County, Illinois.  If the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois as controlling.  The decision of only two arbitrators when rendered in writing shall be final and binding.  The panel shall make its decision as promptly as possible following the termination of the hearings.  The award of the arbitration panel may be for monetary damages, an order requiring the performance of an obligation under this Agreement, or any other appropriate order or remedy or combination thereof.  Judgment upon the award may be entered in any court in Illinois having jurisdiction and Operator and Non-Operator agree to submit themselves to the jurisdiction of the State of Illinois and Federal District Courts located in the State of Illinois for this purpose.  Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.  The remaining costs of the arbitration shall be allocated by the panel.

XVII.           PLUGGING FUND.  Operator is authorized to include as part of the monthly operating statement an amount to be set aside for plugging and abandonment of any unplugged well now located, or hereafter located, upon any portion of the oil and gas leasehold estates and lands described in Exhibit “A”, attached hereto, and incorporated herein by reference, not to exceed a total of Seven Thousand Dollars ($7,000.00) per well, which amount shall be set aside and maintained by Operator in a separate account.  In the event a well located on the oil and gas leasehold estates and lands described in Exhibit “A”, attached hereto, is sold prior to plugging and abandonment, any amounts set aside for such costs shall be distributed proportionately to the working interest owners or record on the effective date of said sale.

IN WITNESS WHEREOF, the parties have hereunder set their hands and seals the day and year first above written.

OPERATOR:

James E. Blumthal

By: /s/ James E. Blumthal

NON-OPERATOR:

/s/ Nikolas Konstant

By: Nikolas Konstant, Chairman

ADDRESS:

_______________________________________

_____________________________